Exhibit 10.5

Mylan Inc.

One-Time Special Five-Year Performance-Based

Realizable Value Incentive Program

Performance-Based Stock Appreciation Rights Award Agreement

Mylan Inc., a Pennsylvania corporation (the “Company”), hereby grants to [●] (the “Participant”), effective as of [●] (the “Grant Date”), stock appreciation rights (the “SARs”) as set forth in this Award Agreement. The SARs are subject to the terms and conditions set forth in this Award Agreement and in the Company’s 2003 Long-Term Incentive Plan, as amended (the “Plan”). In the event of any inconsistency between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall govern except to the extent specifically set forth herein. Capitalized terms used but not defined in this Award Agreement (including Exhibit A hereto) shall have the meanings ascribed to them in the Plan. Notwithstanding the foregoing, the SARs shall be subject to any term of any employment agreement between the Company and the Participant that specifically references this Award Agreement (but, for the avoidance of doubt, shall not be subject to any other terms in such agreement or in any other individual agreement (including a Transition and Succession Agreement)).

1.         Principal Terms of the SARs.

Number of SARs:	[●]

SAR Exercise Price:	$[●] Per Share of Common Stock

Final Vesting Date:	Date the Committee Certifies the Performance Vesting Condition Following the End of the Performance Period

Maximum Share Value:	$[●] Per Share of Common Stock

2.          Grant.  Each outstanding SAR entitles the Participant, subject to the terms and conditions hereof, to receive from the Company an amount payable in the form and manner set forth herein equal to (a) in the case of exercise pursuant to Section 3 or 5, the excess (if any) of (x) the closing price of shares of Common Stock on the NASDAQ National Market (“NASDAQ”) (or such other exchange on which the Common Stock is then listed) on the date the SAR is exercised, except that such price shall be deemed to be the Maximum Share Value in the event such price exceeds the Maximum Share Value, over (y) the SAR Exercise Price or (b) in the case of exercise pursuant to Section 4, the excess of (x) the Maximum Share Value over (y) the SAR Exercise Price. The amount of such excess (if any) multiplied by the number of SARs exercised shall be payable as set forth in Section 3, 4 or 5, as applicable.

3.          End of Performance Period Exercise.  On the Final Vesting Date, each outstanding SAR that is vested in accordance with Section 7, if any, shall be automatically exercised without further action or notice by the Company or the Participant (an “End of Performance Period Exercise”). As soon as practicable (but no later than 10 days) following an End of Performance Period Exercise, the Company shall issue or transfer to the Participant a number of shares of Common Stock having the aggregate value to which the Participant is entitled under Section 2 (if any) based on such End of Performance Period Exercise, which shares shall not be subject to any further vesting requirements. The number of shares having such aggregate value to be issued in settlement of SARs pursuant to this Section 3 shall be determined by dividing such aggregate value by the closing price of shares of Common Stock on the NASDAQ (or such other exchange on which the Common Stock is then listed) on the Final Vesting Date. The Company shall deliver to the Participant a certificate or certificates, or evidence of book entry, with respect to such shares of Common Stock. No fractional shares of Common Stock shall be issued or delivered. Fractional shares of Common Stock shall be paid to the Participant in cash. The Committee shall certify the achievement of the Performance Vesting Condition (as defined below) as soon as practicable after the end of the Performance Period (but in no event later than March 15, 2019) and shall ensure that the Final Vesting Date occurs on a trading day on the NASDAQ (or such other exchange on which the Common Stock is then listed).

4.          Accelerated Exercise.  If, prior to the Final Vesting Date, the closing price of a share of Common Stock on the NASDAQ (or such other exchange on which the Common Stock is then listed) equals or exceeds the Maximum Share Value per share on any 10 trading days in any trailing 60 trading day period, each outstanding SAR (whether or not then vested under Section 7) shall be automatically exercised (subject to Section 4(b) to the extent applicable) as of the end of such 10th trading day without further action or notice by the Company or the Participant (a “Share Price Accelerated Exercise”).

(a)        In the event the Performance Vesting Condition achievement percentage as of the date of the Share Price Accelerated Exercise is 100% (as certified by the Committee), as soon as practicable (but no more than 10 days) following such date, the Company shall issue or transfer to the Participant a number of shares of Common Stock having the aggregate value to which the Participant is entitled under Section 2 based on such Share Price Accelerated Exercise, which shares shall not be subject to any further vesting requirements (including the Service Vesting Condition in Section 7(c)). The number of shares having such aggregate value to be issued in settlement of SARs pursuant to this Section 4(a) shall be determined by dividing such aggregate value by the closing price of shares of Common Stock on the NASDAQ (or such other exchange on which the Common Stock is then listed) on the date of the Share Price Accelerated Exercise. The Company shall deliver to the Participant a certificate or certificates, or evidence of book entry, with respect to such shares of Common Stock. No fractional shares of Common Stock shall be issued or delivered. Fractional shares of Common Stock shall be paid to the Participant in cash.

(b)        In the event the Performance Vesting Condition achievement percentage as of the date of the Share Price Accelerated Exercise is less than 100% (as certified by the Committee), the Company shall issue or transfer to the Participant a number of shares of Common Stock having the aggregate value to which the Participant is entitled under Section 2 based on such Share Price Accelerated Exercise, which shall be subject to further vesting requirements as set forth in Section 7 (the “Early Exercise Shares”). The number of shares having such aggregate value to be issued in settlement of SARs pursuant to this Section 4(b) shall be determined by dividing such aggregate value by the closing price of shares of Common Stock on the NASDAQ (or such other exchange on which the Common Stock is then listed) on the date of the Share Price Accelerated Exercise. The Company shall require that the certificate or certificates, or evidence of book entry, with respect to such Early Exercise Shares be held in custody by the Company (or subject to any other restrictions on transfer determined by the Company) until such time, if any, as the Participant’s rights with respect to such Early Exercise Shares have vested under Section 7. No fractional Early Exercise Shares shall be issued or delivered. Fractional Early Exercise Shares shall be paid to the Participant in cash at the same time and pursuant to the same vesting conditions applicable to the Early Exercise Shares. As soon as practicable (but no more than 10 days) following the date that any Early Exercise Shares vest and become nonforfeitable under Section 7, the Company shall pay the Participant an amount in cash equal to the amount of cash retained with respect to fractional Early Exercise Shares upon the Share Price Accelerated Exercise multiplied by a fraction, the numerator of which is the number of Early Exercise Shares that vested and become nonforfeitable and the denominator of which is the number of Early Exercise Shares received upon the Share Price Accelerated Exercise.

5.          Change in Control.  In the event of a Change in Control of the Company (without regard to Section 7):

(a)        All outstanding SARs shall become immediately vested and shall be automatically exercised as of immediately prior to such Change of Control (a “CIC Exercise”). As soon as practicable (but no later than 10 days) following a CIC Exercise, the Company shall issue or transfer to the Participant a number of shares of Common Stock (or, as determined by the Committee, such other consideration paid for shares of Common Stock in the Change in Control) having the aggregate value to which the Participant is entitled under Section 2 (without regard to Section 7). The number of shares having such aggregate value to be issued in settlement of SARs pursuant to this Section 5(a), shall be determined by dividing such aggregate value by, in the event of a Change in Control that involves an acquisition of shares of Common Stock solely for cash, the price to be paid for each share of Common Stock in such Change in Control and, in the case of all other Change in Control transactions, the final trading price of shares of Common Stock on the NASDAQ (or such other exchange on which the Common Stock is then listed) prior to such Change in Control. The Company shall deliver to the Participant a certificate or certificates, or evidence of book entry, with respect to shares of Common Stock, if any. No fractional shares of Common Stock shall be issued or delivered. Fractional shares of Common Stock shall be paid to the Participant in cash.

(b)        All unvested Early Exercise Shares shall become fully vested and nonforfeitable (without regard to Section 7) as of immediately prior to the Change in Control.

6.        No Other Exercise.  Subject to any provision to the contrary in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, without giving effect to any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)), the SARs shall not be exercisable except as provided in Section 3, 4 or 5 of this Award Agreement. For the avoidance of doubt, in the event any SAR is exercised pursuant to Section 3, 4 or 5, such SAR shall not be exercisable pursuant to any other Section of this Award Agreement.

7.          Vesting.

(a)        General.  The SARs (or a percentage thereof) shall vest and become exercisable on the Final Vesting Date in accordance with Section 3, and the Early Exercise Shares (or a percentage thereof), if any, shall vest and become nonforfeitable in accordance with Section 4(b), to the extent of the satisfaction of the Performance Vesting Condition (as defined below) and subject to satisfaction of the Service Vesting Condition (as defined below).

(b)         Performance Vesting Condition.  Subject to Section 7(c), the percentage of SARs that are eligible to vest and become exercisable on the Final Vesting Date, or the percentage of Early Exercise Shares that are eligible to vest and become nonforfeitable on the Final Vesting Date, as the case may be, shall be determined based on the Committee’s certification of the extent to which the performance goal set forth on Exhibit A is achieved (the “Performance Vesting Condition”).

(c)         Service Vesting Condition.  Notwithstanding any provisions to the contrary in the Plan, but subject to any provision to the contrary in (x) this Award Agreement or (y) the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, without giving effect to any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)), the vesting of the applicable number of SARs or Early Exercise Shares (after giving effect to Section 7(b)), as the case may be, shall be subject to the Participant’s continued employment with the Company or its Subsidiaries through (i) in the case of SARs, December 31, 2018 or (ii) in the case of Early Exercise Shares, the earlier of (x) the date (if any) that the Performance Vesting Condition achievement percentage is 100% (as certified by the Committee) and (y) December 31, 2018 (the “Service Vesting Condition”).

8.          Expiration and Forfeiture.  Any SARs that do not vest pursuant to Section 7 shall expire on the Final Vesting Date and any Early Exercise Shares that do not vest pursuant to Section 7 shall be forfeited on the Final Vesting Date. Subject to any provision to the contrary in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, without giving effect to any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)), and notwithstanding anything to the contrary in the Plan, in the event the Participant’s employment with the Company or its Subsidiaries terminates for any reason at a time when the outstanding SARs or Early Exercise Shares are unvested, such SARs or Early Exercise Shares shall be immediately forfeited, unless otherwise determined by the Committee in its sole discretion.

9.          Rights as Stockholder.  With respect to SARs, the Participant shall have no rights as a stockholder with respect to the shares of Common Stock covered by a SAR until the Participant shall become the holder of record with respect to any such shares of Common Stock. With respect to Early Exercise Shares, the Participant shall have all the rights of a stockholder, including the right to vote such shares; provided, however, that all dividends shall be retained by the Company and shall be paid to the Participant at the same time and pursuant to the same vesting conditions applicable to the Early Exercise Shares. As soon as practicable (but no more than 10 days) following the date that any Early Exercise Shares vest and become nonforfeitable, the Company shall pay the Participant an amount in cash equal to the dividends retained with respect to Early Exercise Shares multiplied by a fraction, the numerator of which is the number of Early Exercise Shares that vested and become nonforfeitable and the denominator of which is the number of Early Exercise Shares received upon the Share Price Accelerated Exercise.

10.          Nontransferability.  The SARs and Early Exercise Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (“Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any prohibited Transfer, whether voluntary or involuntary, of the SARs or Early Exercise Shares is attempted to be made, or if any attachment, execution, garnishment, or lien shall be attempted to be issued against or placed upon the SARs or Early Exercise Shares, the Participant’s right to such SARs or Early Exercise Shares shall be immediately forfeited to the Company, and this Award Agreement shall be null and void.

11.          Requirements of Law.  The granting of the SARs and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The SARs shall be null and void to the extent the grant of the SARs or exercise thereof is prohibited under the laws of the country of the Participant’s residence.

12.          Administration.  This Award Agreement and the Participant’s rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, to such rules and regulations as the Committee may adopt for administration of the Plan, as well as to any provision in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, shall not be subject to any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)). It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon the Participant.

13.          Continuation of Employment.  This Award Agreement shall not confer upon the Participant any right to continuation of employment by the Company or any of its Affiliates, nor shall this Award Agreement interfere in any way with any right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time.

14.           Plan; Prospectus and Related Documents; Electronic Delivery.

(a)           A copy of the Plan will be furnished upon written or oral request made to the Director, Global Executive Compensation, Mylan Inc., 1000 Mylan Boulevard, Canonsburg, PA 15317, or at (724) 514-1533.

(b)           As required by applicable securities laws, the Company is delivering to the Participant a prospectus in connection with this Award, which delivery is being made electronically. The Participant can access the prospectus on the Merrill Lynch intranet system. A paper copy of the prospectus may also be obtained without charge by contacting the Human Relations Department at the address or telephone number listed above. By executing this Award Agreement, the Participant shall be deemed to have consented to receive the prospectus electronically.

(c)           By executing this Award Agreement, the Participant agrees and consents, to the fullest extent permitted by law, in lieu of receiving documents in paper format to accept electronic delivery of any documents that the Company may be required to deliver in connection with the SARs and any other Awards granted to the Participant under the Plan. Electronic delivery of a document may be via a Company e-mail or by reference to a location on a Company intranet or internet site to which the Participant has access.

15.          Amendment, Modification, Suspension, and Termination.  The Board of Directors shall have the right at any time in its sole discretion, subject to certain restrictions, to alter, amend, modify, suspend, or terminate the Plan in whole or in part, and the Committee shall have the right at any time in its sole discretion to alter, amend, modify, suspend or terminate the terms and conditions of any Award; provided, however, that no such action shall adversely affect in any material way the Participant’s Award without the Participant’s written consent.

16.          Applicable Law.  The validity, construction, interpretation, and enforceability of this Award Agreement shall be determined and governed by the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law, subject to any provision to the contrary in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, without giving effect to any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)).

17.          Entire Agreement.  Except as set forth in Section 18 of this Award Agreement, this Award Agreement, the Plan, any provision of the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, without giving effect to any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)) and the rules and procedures adopted by the Committee contain all of the provisions applicable to the SARs and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to the Participant.

18.          Compensation Recoupment Policy.  Notwithstanding Section 17 of this Award Agreement, the SARs and any Early Exercise Shares or shares of Common Stock delivered upon exercise of the SARs shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to the Participant and to Awards of this type as of the Grant Date.

19.          Section 409A of the Code.  The delivery of shares of Common Stock pursuant to this Award Agreement is intended to comply with Section 409A of the Code, and this Award Agreement shall be interpreted, operated and administered consistent with this intent. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of this Award Agreement under Section 409A of the Code or any other federal, state, local, foreign or other taxes. Tax consequences will depend, in part, upon the application of the relevant tax law to the relevant facts and circumstances. The Participant should consult a competent and independent tax advisor regarding the tax consequences of this Award Agreement.

20.          Limitation of Liability.  The Participant agrees that any liability of the officers, the Committee and the Board of Directors of the Company to the Participant under this Award Agreement shall be limited to those actions or failure to take action which constitute self dealing, willful misconduct or recklessness.

21.          Agreement to Participate.  By executing this Award Agreement, the Participant agrees to participate in the Plan, be subject to the provisions of this Award Agreement and to abide by all of the governing terms and provisions of the Plan and this Award Agreement, subject to any provision in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, excluding any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)). Additionally, by executing this Award Agreement, the Participant acknowledges that he or she has reviewed the Plan and this Award Agreement, and he or she fully understands all of the rights under the Plan and this Award Agreement, the Company’s remedies if the Participant violates the terms of this Award Agreement, and all of the terms and conditions which may limit the Participant’s eligibility to retain and receive the SARs, Early Exercise Shares and/or shares of Common Stock issued pursuant to the Plan and this Award Agreement, subject to any provision in the Participant’s employment agreement that specifically references this Award Agreement (but, for the avoidance of doubt, excluding any other provision in such agreement or in any other individual agreement (including a Transition and Succession Agreement)).

Please refer any questions regarding the SARs to the Director, Global Executive Compensation, Mylan Inc., 1000 Mylan Boulevard, Canonsburg, PA 15317, or at (724) 514-1533.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

This Award Agreement is executed on behalf of the Company and the Participant, effective as of the Grant Date set forth above.

Rodney L. Piatt

Chairman, Compensation Committee of the Mylan Inc. Board of Directors

[Participant]

EXHIBIT A

Performance Vesting Condition

The number of SARs or Early Exercise Shares that vest shall be determined based on the Company’s highest cumulative Adjusted Diluted EPS in any four completed consecutive fiscal quarters during the Performance Period (as certified by the Committee). In the event the highest cumulative Adjusted Diluted EPS in any four completed consecutive fiscal quarters is (i) less than $5.40 per share, 0% of the SARs or Early Exercise Shares shall vest, (ii) equal to $5.40 per share, 50% of the SARs or Early Exercise Shares shall vest, (iii) equal to or greater than $6.00 per share, 100% of the SARs or Early Exercise Shares shall vest and (iv) between $5.40 per share and $6.00 per share, a percentage of the SARs or Early Exercise Shares shall vest based on linear interpolation between the percentage levels set forth in clauses (ii) and (iii) and as shown, solely for purposes of illustration, in the table below.

Adjusted Diluted EPS	Vesting Percentage
$5.50	58.33%
$5.60	66.66%
$5.70	75.00%
$5.80	83.33%
$5.90	91.66%

“Adjusted Diluted EPS” means the Company’s non-GAAP adjusted diluted earnings per share for each applicable period, calculated in accordance with Company practice on a consistent basis and as reported in Form 10-Q or 10-K, as applicable.

“Performance Period” means the period from January 1, 2014 through December 31, 2018.